Exhibit 10.19

TRANSACTION SYSTEMS ARCHITECTS, INC.

AMENDED AND RESTATED

STOCK OPTION AGREEMENT

UNDER

1996 STOCK OPTION PLAN

TABLE OF CONTENTS

1.	GRANT OF OPTION

2.	TERMS OF PLAN

3.	PRICE

4.	EXERCISE OF OPTION

	4.1	Time of Exercise of Option
	4.2	Acceleration of Option
	4.3	Termination of Option
	4.4	Limitations on Exercise of Option
	4.5	Method of Exercise of Option
Cash Exercise
Same Day Sale Exercise
	4.6	Parachute Limitations

5.	TRANSFERABILITY OF OPTIONS

6.	RIGHTS AS STOCKHOLDER

7.	WITHHOLDING OF TAXES

8.	DISCLAIMER OF RIGHTS

9.	INTERPRETATION OF THIS OPTION AGREEMENT

10.	GOVERNING LAW

11.	BINDING EFFECT

12.	NOTICE

13.	ENTIRE AGREEMENT

SIGNATURE PAGE (TO BE COMPLETED AND RETURNED)

TRANSACTION SYSTEMS ARCHITECTS, INC.

AMENDED AND RESTATED

STOCK OPTION AGREEMENT

1996 STOCK OPTION PLAN

This Stock Option Agreement (the “Option Agreement”) is made as of __________, by and between Transaction Systems Architects, Inc., (TSA) a Delaware corporation (the “Corporation”) and __________, an employee of the Corporation or its subsidiaries (the “Optionee”).

WHEREAS, the Board of Directors of the Corporation has duly adopted and approved the 1996 Stock Option Plan (the “Plan”), which Plan authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation’s Class A Common Stock (the “Stock”); and

WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.             GRANT OF OPTION

Subject to the terms of the Plan, the Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Agreement, __________ shares of Class A Common Stock.  The date of grant of this Option is                 .  This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Code.

2.             TERMS OF PLAN

The Option granted pursuant to this Option Agreement is granted subject to the terms and conditions set forth in the Plan (a copy of which is provided with this Option Agreement).  All terms and conditions of the Plan, as may be amended from time to time, are hereby incorporated into this Option Agreement by reference and shall be deemed to be part of this Option Agreement, without regard to whether such terms and conditions (including, for example, provisions relating to exercise or termination of the Option following the Optionee’s termination of employment, disability, death or retirement or certain changes in capitalization of the Corporation) are not otherwise set forth in this Option Agreement.  In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

3.             PRICE

The purchase price (the “Option Price” or “Grant Price”) for the shares of Stock subject to the Option granted by this Option Agreement is $__________ per share.

4.             EXERCISE OF OPTION

Except as otherwise provided herein, and subject to the provisions of the Plan (including restrictions on the transferability of the Option and special provisions relating to exercise or termination of the Option following the Optionee’s termination of employment, disability, death or retirement or certain changes in capitalization of the Corporation), the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

4.1          Time of Exercise of Option

The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Agreement and in the Plan), in installments as follows:

(i)            Subject to Section 4.2, no Option may be exercised during the first year from the Original Date of Grant of the Option, as set forth in Section 1 above;

(ii)           Subject to Section 4.2, after one year from the Original Date of Grant of the Option, the Option shall be exercisable in respect of 25 percent of the number of shares specified in Section 1 above; and

(iii)          Subject to Section 4.2, after the expiration of each of the second, third, and fourth years from the Original Date of Grant of the Option, the Option shall be exercisable in respect of an additional 25 percent of such shares specified in Section 1 above.

The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

4.2          Acceleration of Option.

Notwithstanding any other provision of this Agreement to the contrary, the Option granted hereby shall become immediately exercisable upon the occurrence of a Change in Control (as hereinafter defined) of the Corporation if Optionee is an employee of the Corporation or any of its subsidiaries on the date of the consummation of such Change in Control.

For purposes of this Section 4.2, a “Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Corporation; provided, however, that:

(1) for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Corporation directly from the Corporation that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Corporation by the Corporation or any subsidiary of the Corporation, (C) any acquisition of Voting Stock of the Corporation by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, and (D) any acquisition of Voting Stock of the Corporation by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of subparagraph (i)(3) below;

(2) if any Person is or becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Corporation as a result of a transaction described in clause (A) of subparagraph (i)(1) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Corporation representing 1% or more of the then-outstanding Voting Stock of the Corporation, other than in an acquisition directly from the Corporation that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(3) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 20% or more of the Voting Stock of the Corporation as a result of a reduction in the number of shares of Voting Stock of the Corporation outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Corporation representing 1% or more of the then-outstanding Voting Stock of the Corporation, other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally; and

(4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Corporation inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Corporation, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Corporation outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Corporation, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation, any subsidiary of the Corporation or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of paragraph (iii).

For purposes of this Section 4.2, the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

For purposes of this Section 4.2, the term “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Corporation and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Corporation’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

For purposes of this Section 4.2, the term “Voting Stock” means securities entitled to vote generally in the election of directors.

4.3          Termination of Option

The Option shall terminate upon the earlier of the expiration of a period of (i) ten years from the Original Date of Grant of the Option, as set forth in Section 1 above, or (ii) one month from the date of the Optionee’s termination of employment with the Corporation or a subsidiary; provided, however, that if such termination of employment falls within the scope of one of the provisions of the Plan providing for an extended exercise period in excess of one month, the Option shall terminate upon the expiration of the extended period, as specified in such provision, after the Optionee’s termination of employment with the Corporation or a subsidiary within which the Option is exercisable.

4.4          Limitations on Exercise of Option

Notwithstanding the foregoing Subsections, in no event may the Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted, as set forth in Section 4.3 above, or after the occurrence of an event which results in termination of the Option under the Plan.  In no event may the Option be exercised for a fractional share.

4.5          Method of Exercise of Option

Cash Exercise (to exercise and retain the Shares):  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Corporation, at its principal office, addressed to the attention of Stock Plan Administration, or to the agent/broker designated by the Corporation, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.  Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either in cash or by check payable to the order of the Corporation.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option.  An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect.  Promptly after exercise of the Option as provided for above, the Corporation shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

Same Day Sale Exercise (to exercise and immediately sell the Shares): Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the agent/broker designated by the Corporation, which notice shall specify the number of shares for which the Option is being exercised.  The agent/broker shall request issuance of the shares and immediately and concurrently sell the Shares on your behalf.  Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option, as well as any brokerage fees, transfer fees, and all applicable taxes due on the Option exercise, shall be deducted from the proceeds of the sale of the Shares.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option.  Promptly after exercise of the Option as provided for above, the agent/broker shall deliver to the person exercising the Option the net proceeds from the sale of the shares of Stock being exercised and sold.

An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

4.6          Parachute Limitations

Notwithstanding any other provision of this Option Agreement or the Plan or any other agreement, contract or understanding heretofore or hereafter entered into by the Optionee with the Corporation (or any subsidiary or affiliate thereof), except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Subsection (the “Other Agreements”), and notwithstanding any formal or informal plan or other arrangements heretofore or hereafter adopted by the Corporation (or any such subsidiary or affiliate) for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (an “Other Benefit Plan”), the Optionee shall not have any right to exercise an Option or receive any payment or other benefit under this Option Agreement, any Other Agreement, or any Other Benefit Plan if such right to exercise, payment or benefit, taking into account all other rights, payments or benefits to or for the Optionee under this Option Agreement, all Other Agreements and all Other Benefit Plans, would cause any right, payment or benefit to the Optionee under this Option Agreement to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a “Parachute Payment”).  In the event that the receipt of any such right to exercise or any other payment or benefit under this Option Agreement, any Other Agreement or any Other Benefit Plan would cause the Optionee to be considered to have received a Parachute Payment under this Agreement, then the Optionee shall have the right, in the Optionee’s sole discretion, to designate those rights, payments or benefits under this Option Agreement, any Other Agreements, and/or any Other Benefit Plans, which should be reduced or eliminated so as to avoid having the right, payment or benefit to the Optionee under this Option Agreement be deemed to be a Parachute Payment.

5.             TRANSFERABILITY OF OPTIONS

During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option.  No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

6.             RIGHTS AS STOCKHOLDER

Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee’s estate) has been entered as the stockholder or record on the books of the Corporation.

7.             WITHHOLDING OF TAXES

The parties hereto recognize that the Corporation or a subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or a subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or a subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation.  Such payment shall be made in cash or by check payable to the order of the Corporation or a subsidiary.

8.             DISCLAIMER OF RIGHTS

No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Corporation or any subsidiary, or to interfere in any way with the right and authority of the Corporation or any subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation or any subsidiary.

9.             INTERPRETATION OF THIS OPTION AGREEMENT

This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Code.  All decisions and interpretations made by the Board or the Stock Option Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

10.          GOVERNING LAW

This Option Agreement shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

11.          BINDING EFFECT

Subject to all restrictions provided for in this Option Agreement, the Plan, and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.          NOTICE

Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of the President or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee.  Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

13.          ENTIRE AGREEMENT

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral (including, without limitation, the Stock Option Agreement between the Corporation and Optionee dated November 10, 2000), of the parties hereto with respect to the subject matter hereof.  Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Option Agreement, or caused this Amended and Restated Option Agreement to be duly executed on their behalf, as of the day and year first above written.

Transaction Systems Architects, Inc.:	OPTIONEE:

By:	By:

ADDRESS FOR NOTICE TO OPTIONEE:

	Number	Street	Apt.

	City	State	Zip Code

	SS#		Hire Date

DESIGNATED BENEFICIARY:

Please Print Last Name, First Name MI

Beneficiary’s Street Address

	City	State	Zip Code

Beneficiary’s Social Security Number

I understand that in the event of my death, the above named beneficiary will have control of any unexercised options remaining in my account at that time.  If no beneficiary is designated or if the named beneficiary does not survive me, the options will become part of my estate.  This beneficiary designation does NOT apply to stock acquired by the exercise of options prior to my death.

SIGNATURE	DATE

1996 Stock Option Plan

Options	$	/Sh Exercise Price	Date	ACI